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              RYAN'S FAMILY STEAK HOUSES, INC.
       CONFERENCE CALL FOR APRIL 23, 2003 @ 4 P.M. EDT
                  CHAIRPERSON:  FRED GRANT


Operator:
Good  afternoon  and  welcome to the  Ryan's  First  Quarter
Earnings  Conference Call for April 23rd, 2003.   Your  host
for today will be Fred Grant.  Please go ahead, Sir.

Fred Grant:
Thank you very much and good afternoon everybody and I hope you are having a beautiful day. We're having a beautiful day down here in South Carolina today and we are especially glad we're having nice days, given the weather that we had during the first quarter. It was absolutely miserable during January and February. If you have followed our sales at all, you know that it affected us and you know, we are looking forward to some days with decent weather. And you know, hopefully people have gotten a little - I think they have gotten tired of watching the war on TV at night and we're just glad to be in some hopefully period of normalcy here as we go forward.

The format for today's call will be very similar. I will talk about the financial results and talk about some strategic things that we're doing at the same time. After that, we'll have a Q&A session and I'm joined here by Charlie Way, our President and CEO, and Ed McCrainie (ph), our Executive Vice President, and they'll be available for questions and we'll try to answer your questions as well as we can.

So, let's start talking about the quarter and you know, really from an overview standpoint, it was a - obviously a tough sales period and when you start looking at barely significant drops and same store sales that we had - same store sales are down 4.2% for the quarter versus 1.7 increase last year. When you have that happen, a lot of costs are affected - you know, the fixed components of those costs are affected, so your cost of sales almost invariably goes up and you end up with margin issues.

And on top of that, we had some fairly significant utility increases as many people have and you know, we're still fairly fortunate that we could stay flat for the quarter, given the situation.

Again, from a sales standpoint, we - January and February were very difficult from a weather standpoint. And I was actually trying to think how to quantify that and you know, it's just very difficult. The best way to do it is really talk about some comparisons, I guess, and you know, to say comparisons about where things have been and you know, did you have periods where the weather didn't get you in. And when we released the March sales release, the first two weeks of March were fairly normal from a weather standpoint everything and we were down about 1.2% at that point. And then, actually then the war hit and we had a significant drop again and that last two weeks.
But, you know, you think about that 1.2% being down for the first two weeks in March and we were down roughly about
4.4%, I guess, for January and February. So, you know, there is no question that the weather had a big hit for us right there.

Just looking forward, currently we have been about flat for the - just a little bit under flat for the first couple of weeks in April and from - on a same store sales basis, and so, when you put all that together, I think it kind of puts in line kind of what happened during the quarter from a weather standpoint and then from the war standpoint. And I will remind everybody of course that two weeks does not make a trend and - but, we are seeing some better results these first couple of weeks in April right here.

From - other things from a sales standpoint, we have been putting out display conversions. One of the things we've talked about is doing more exterior remodeling and we are tracking that. So far - and this won't be very specific, but you'll understand why. I mean, as of today, we only have seven of those conversions in place and there is actually a fair range of different types of conversions whether we just do the outside. We go back on display and do the outside. In some areas where we've - where we feel we need to - we actually changed the name of the concept to Fire Mountain to kind of have a fresh start sand then we've done other exterior conversions with the Ryan's name. And obviously, with seven of them in place today, there is just not a critical mass to really start talking to the investment community. I'd hate to talk about results and have you start plugging in models where we don't have enough critical mass.

Let me say this though. In general, we are very pleased with the results. It's preliminary. We need more. We have a fair amount coming into - on board for the rest of the year. We're hoping to do around 30 conversions, I guess, 30 to 40 during the year. And certainly, as we proceed during the year, we'll have a very good feel for this whole thing.

The idea, as we said in the press release, as we said before on doing the exterior modeling is that - it's like almost like a virtual billboard for customers, potential customers. That's who we are trying to reach. Before we do the display cooking on the inside, the outside wouldn't change. Our existing customers might know about it, but we need to get new potential customers in there also. And people are attracted to shiny new buildings. We see it all the time and you can probably think about your own, you know, personal circumstances being the same way.

So, when we do the outside of the building, it takes on a whole new look. It's - they've done an excellent job on these conversions and you know, we feel good about it going forward. But we need more of a critical mass, so we can, you know, start spouting off what the results are. But, we are pleased with it and optimistic at this point.

I think from a - I guess at this point, go into the expenses. Food and beverage, it's down 130 basis points. It really had some beneficial commodity costs, pork, seafood, poultry. Lettuce is a lot lower than it was last year. It's spiked up tremendously, I think in March last year. And you know, it didn't do it this year. So, that's great.

We  did  have  a  slight increase in beef costs  during  the quarter, but it was nearly not a big factor. Because of this lettuce mismatch, you know, we don't expect to see 130 basis point in decreases in food costs going forward. However, we do expect to see somewhere in the, you know, 50 basis point range, you know, maybe a little more. So, that's beneficial as we go forward. But, you know, it's pretty amazing how these food costs are staying down, but they certainly seem to be doing that at this point.

Payroll and benefits were up 90 basis point. A lot of that had to do with the - a good hunk of it had to with just having lower sales volumes. Hourly pay roll is up 33 basis points. Manager pay roll is up 23 basis point. And that's really just because of the lower average in its sales.

We did have some slightly higher benefit costs. Medical was up a little bit and unemployment taxes went up and the reason that is, is because the unemployment tax rates went up. And, but of course, those also would be affected by the lower average in its sales.

So really, overall, that whole - that whole line item was affected by average in sales.

I need to just make a comment here and that's that when we did the press release, we should have had a re-classing of last year's pay roll and benefits number. And last year's number should have been $58,674,00. And so - and the difference, which I think is $348,000, was a re-class that we should have picked up, but the amount is immaterial. I think you'll agree obviously, when you take a look at the entire PNL, but it does make that increase in pay roll and benefits. It's not a 1.1% increase. It's about a .9% increase, a 90 basis point increase. So, as you think about the model, that's the way it should be. The offset amount to that - the other operating expenses. And - well, the amount there ought to be for last year - ought to be $25,940. So, it's up 70 basis points and I think if you look at your model, currently at 50 basis points.

So, it's immaterial, but I just want to make sure it's clear as we're going forward. I don't intend to re-release the press release for this. But, of course we'll have it right.

Depreciation was up 30 basis points. That's really because of the lower average in its sales. It was impacted by higher new store costs and you know, quite frankly, a good number of the display conversions that we did last year. But, that amount would go down if the sales were - obviously would go down if the sales were where they ought to be.

Other operating expenses were up 70 basis points. About 43 basis points of it had to do with higher utility costs, mostly gas, which was 30 basis points. And, you know, we'll have another month or so of that. What's happened is that, you know, we not only had more severe weather during this year than last year, but of course there has been significant rate increases. The vast significant portion of our utilities are floating. A good note - I am hearing that there is some relief down the road on that. And of course, as we get into the spring and summer, we're not using this much gas because we use that to keep the building.

So, that was a good hunk of it. And in addition, you know, when you take a look at utilities, it is somewhat of a fixed cost. You have to keep the building the same temperature whether - regardless of how many sales you're doing. So, there is impact there also.

You know, all the other items in there really were because of - lower averaging sales. I guess that's not exactly correct. Repairs and maintenance were up. That was because of sales right there. There's no real issue with what we're spending on repairs and maintenance. Just sales were down.

General liability insurance was up about 18 basis points, but that's because we had some credits last year. And then, our store closing costs, which we use in connection with relocation, was down about 31 basis points and that was because we could revalue some of the properties based on higher than originally anticipated sales values.

So, but again, a lot of this is driven by the averaging sales except of course the rate increases on the utilities.

But overall, margins were down 60 basis points and for the reasons we just discussed.

G&A, mostly fixed costs. You know, again I hate to keep on saying that averaging sales are going to impact that and it did.

Interest expense was flat. We did have $10 million increase in debt from last year due to a share repurchase program and
- but the rates are still very favorable. Our average right there in the quarter was 5.1% and that compared to 5.7% last year. So, and really, I don't see any indication at this point that rates are going up. I just do not - I mean, from an observation standpoint, I don't see anything that's going to drive them in the economy and in addition, you know, just as we go out and get our liable (ph) rates and we keep up to date on this, I just don't see any movement at all. In fact, as of today, the one month liable rate was the same as the six month liable rate, which you very rarely see. And it just shows that there is really no momentum in the economy at this point.

Franchise  royalties  were  flat.  Other  income  was  down.
Basically,  $192,000  -  this  is  really  due  to   several
miscellaneous items and you know, it's fairly small in the big picture right here.

So, earnings before income taxes were obviously down about almost 10%. We used the 36.2% tax rate in 2003 and we'll continue to do that for the rest of the year. And net earnings were down about $1.3 million. So, that's 60 basis points just like the store margins.

So, it was a tough quarter. But what can I say? And the story is and our goal is increasing sales and the main drivers of it are the remodeling program that not only involves display but also involves the exterior conversion. We think it's a real plus also. We have rolled out completely a very comprehensive local marketing program and it gets the - our managers really involved the community. There is exterior merchandising. You know, making sure we're letting people know what's going on in the restaurant both by signage and by activities in the community. And you know, it's kind of early in that program. We've just rolled it out during the first quarter and really gotten everybody on board with it. But we heard a lot of - I guess anecdotal talks stories at this point about how, you know, people - they're seeing a lot more new customers in the restaurant.

So, we're optimistic about that and you know, I think we can see some results on that. So, really, the two main drivers are this local marketing program and the remodeling program also.

From a share standpoint, we were down about 7% in average weighted shared. Some portions of that has to do with how you calculate diluted shares under the accounting rules and having a lower stock price does impact that and get those number shares down. However, we have continued to buy shares with the share repurchase program. We bought just under 700,000 shares in the first quarter and that's $7 million.

And if you're doing the math in your head, that comes about to about a $10 price. Actually, the average price is about
10.17 during the quarter. And we intend to go forward with that - with this program. Our plan right now is to do about $25 million in total in share repurchases during the year and you know, we intend to go forward. Our strategy hasn't really changed about how we make that happen. We do it when we think the price is very opportunistic and during February and early March, we had a drop in the stock price down in the low 10s and jumped on it and ended up buying 700,000 shares. So, we will continue doing that as we go forward.

So overall, because of that, our diluted average shares were $0.28, which is the same as last year, and you know, it's a tough quarter. We're looking forward to going ahead. We're glad the weather is better, which I'm sure was a factor. I think less people are watching the war on TV at this point and also we're looking to see results from our - from the local marketing program and from the conversion program that we're doing right now.

So, that pretty much explains the quarter and I'll turn it over to Vickie at this point, who will run the Q&A.

Operator:
Thank you. If there are any questions on the phone lines, please press *1 on your touchtone phone. If you're using a speakerphone, please pick up your handset and then press *1.
Please go ahead if you have any questions.

Your first question comes from Michael Corelli (ph). Please go ahead.

Question:
Hi.  Good afternoon.

Fred Grant:
Hello Michael.

Question:
Do you have any way of maybe quantifying the benefit April of the Easter shift?

Fred Grant:
Well, I went through - let me tell you what I think it is and this is, you know, somewhat subjective. But I looked at what it was last year from, you know, what happened from the week before Easter to the - Easter week, what kind of increase we had and apply it to this year and compare it to actual. And it's somewhere between, you know, $400,000 and $500,000 of sales.

Question:
And what would that be on, you know, like a monthly sales impact?

Fred Grant:
It's roughly 1250 a week and - about 2%.

Question:
Okay.

Fred Grant:
I think that's.

Question:
Yeah, that makes sense.  Okay, thank you.

Fred Grant:
Yeah.   The  - it may be a little bit higher.  It  might  be
between 2 and 4%.  I just haven't figured it out.


Question:
Okay, thank you.

Operator:
Your next question comes from Joe Buckley.  Please go ahead.

Question:
Thank you.  I have a couple of questions.

Fred, the same stores sales update you gave us for April, does that include Easter or was that.

Fred Grant:
Yeah, it included it.  No, no, it did not.  It did not.

Question:
Okay.

Fred Grant:
Cause that week is ending today.

Question:
Okay.   Okay.   So you're just a little bit below  flat  the
first two weeks and.

Fred Grant:
..yeah.

Question:
Easter was in the third week obviously.

Fred Grant:
Correct.

Question:
Okay.   Question on the exterior remodel.  Does it  bump  up
the cost of the remodels in a significant way and.

Fred Grant:
Yes, it does! You know, it takes a display conversion from roughly 500,000 to 600,000.

Question:
Okay.

Fred Grant:
I'm sorry.  That's about 400 to 6.

Question:
Okay.   And do you plan to do the exterior looks for all  of
the remodels this year?  Is that the plan right now?

Fred Grant:
Yeah. I mean we're looking at them, but I got to tell you, I mean, it appears - I mean that's what we want to do.

Question:
Okay.   You said the Fire Mountain name?  Talk a little  bit
about that. You know, kind of the rationale and you know, have you had greater impact when you changed the name then if you kept the Ryan's name?

Fred Grant:
Not significantly, but you know, what happens - you know, I think it depends on the areas sometimes. If there is too much - where we think there has just been too much of an issue with family steakhouses and let's face it: the Ryan's name is linked to the family steakhouse, okay. I mean obviously our legal name has Family Steakhouse in it, but we don't put that on our restaurant signs. But just over the years, it's just linked to family steakhouses.

And if we're in an area where we think there is just a real issue with family steakhouses, you know we'll go and we can change the name. Cause really the concept is different than the old family steakhouse. It really - it's really much different than the old family steakhouse concept.

Question:
How many units are you using the Fire Mountain name for now?

Fred Grant:
Yeah, hold on a minute.  Yeah, it's four, Joe.

Question:
Okay, and one last question. The food cost outlook, do you expect it to - stay roughly in this percentage of sales on a sequential basis or what are you thinking on food costs going forward?

Fred Grant:
It's going to get back to more of our traditional decreases.
Probably around the 50 to 75 basis points every quarter going forward for the rest of year unless, you know, something goes crazy. But that's what we'll project.

But sequentially, Joe, it's fairly close to this.

Question:
Okay, but you're down 50 to 75.

Fred Grant:
..exactly.

Question:
Okay, so that's down 50 to 75 year over year?

Fred Grant:
Yeah, I'm sorry.  Yes, I thought..

Question:
Okay.  Very good.  Thank you.

Fred Grant:
You're welcome.

Operator:
Your next question comes from Steve Ballot (ph). Please go ahead.

Question:
Back on the Fire Mountain name. What - you said if you were in an area where family steakhouse is an issue, you would change it to Fire Mountain?

Fred Grant:
Right.

Question:
I don't understand. What kind of area would that be an issue and what kind of issue is that?

Fred Grant:
Well, I think there have obviously been a number of family steakhouse chains around the country and our opinion, up in the Midwest in particular because of the Ponderosa and Bonanza brand, it's just hurt the family steakhouse concept name. And the south is - certainly appears to be - it's different, okay. There is just an affinity for southerners of family steakhouses.

But, in the Midwest, we just thought there were issues there and that's why we changed the name.

Does that make sense?

Question:
I guess. I'm not a restaurant - I don't have restaurant - a lot of knowledge. What was the issue with Ponderosa?

Fred Grant:
Well, we - they just quite frankly didn't do a good - haven't done a good job for a number of years. I mean, their sales volume - I mean here is a good indicator. Their sales volume average about a million per store, you know, and ours average about 2.4 million, 2.5 million per store. They just
- and they were heavy up in the Midwest and I guess some degree in the northeast too with the Bonanza. They're the same thing.

Question:
Okay.

Fred Grant:
And you know, there were just problems with them.

Question:
Okay, so they sort of poisoned the well in those areas.

Fred Grant:
Yeah,  yeah.   That's a good term.  We'll use  that  in  the
future.

Question:
But the Outback Steakhouse - those are successful, I think, again I'm not a restaurant guy. Those are successful and that's different cause they don't use the tag line "Family
Steakhouse".

Fred Grant:
Well, that's a different concept. Yeah, it's a different concept. You know, their average tickets at least twice of what ours is. They have three times full alcohol service.
It's really a lot different.

Their average check is about $22 to $25 a person and ours is, you know, $7.

Question:
Okay.  Great, thanks.

Operator:
Your  next question comes from Richard Friary (ph).   Please
go ahead.

Question:
Good afternoon. Is there anything further than what you talked about in terms of managing costs and you know, new concepts in putting up your store that you need to do to get your same store sales back positive?

Fred Grant:
Well, I mean, if we knew what it was, we'd certainly do  it.
We think these are the best things that we can do.

Question:
Do you have any idea for when you can get.

Fred Grant:
..we're not going to - I mean, let me just quell the - cause this comes up a lot of times. I mean we don't serve breakfast and we're not going to start doing that and we're not going to start serving alcohol. But you know, these are
- you know, we've seen good results from these. And there is certainly - there are certainly significant changes in
the  way  we've  done  things over the  years.   We've  done
remodeling, you know, for years. But it's always been on the inside. So, we start changing the outside. That makes a difference. You know, having a big local marketing program is something we've never done either.

So, I think they're good substantial steps.

Question:
Alright. Thank you very much.

Operator:
Once  again,  if there are any questions, please  press  *1.
Your  next  question  comes from Scott Doughty.   Please  go
ahead.

Question:
Good afternoon. I'm just curious. So, the four restaurants that you changed the name and the exterior on the Fire Mountain concept, have you done anything materially different within the stores or, I mean, is it just basically a converted drawing?

Fred Grant:
Well, I mean, it's a - it's certainly an updated interior and it carries that lodge look from the outside into the inside also. But, from a food standpoint, there are no significant differences from our other display cooking formats. But even because of that, people will come in and say: "Golly! You've changed the food. You're doing better. You're doing something different." And the fact of the matter is we haven't. `

Unidentified Speaker:
We merchandise it better.

Fred Grant:
I'm sorry?

Unidentified Speaker:
We merchandise it a lot better.

Fred Grant:
Well, we merchandise it through the whole look of the restaurant. Is that what you mean?

Unidentified Speaker:
It's merchandised a lot better through the new concept.

Fred Grant:
Yeah,  well,  I  guess that's a good -  yeah,  that's  true.
That's true. It's presented a lot better and but from the food, the items of food, it's not significantly different at all.

Question:
Okay.  Thank you.

Operator:
There are no further questions.

Fred Grant:
Well, thank you very much everybody! We appreciate you being on the call and you know, we're going to - sales are a slump right now, but we've had them before and we've jumped out of them. And when we jump out of them, we have same store sales gains for extended periods of times. And that's certainly the plan. So, we look forward to presenting results to you in the future.

Thank you so much and have a good day!

Operator:
This concludes today's call. Please disconnect and have a great day.